      As filed with the Securities and Exchange Commission on June 26, 2000

                                                      Registration No. 333-36644
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 --------------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                   ON FORM S-8
                            TO REGISTRATION STATEMENT
                                   ON FORM S-4
                                      Under
                           THE SECURITIES ACT OF 1933

                                 --------------

                             NATIONAL-OILWELL, INC.
             (Exact name of registrant as specified in its charter)

           DELAWARE                                   76-0475815
 (State or other jurisdiction of          (I.R.S. Employer Identification No.)
  incorporation of organization)

                               10000 RICHMOND AVE.
                              HOUSTON, TEXAS 77042
                                 (713) 346-7500
     (Address, including zip code, and telephone number, including area code of registrant's principal executive offices)

               IRI INTERNATIONAL CORPORATION EQUITY INCENTIVE PLAN
                            (Full title of the plan)

                                STEVEN W. KRABLIN
                   VICE PRESIDENT AND CHIEF FINANCIAL OFFICER
                               10000 RICHMOND AVE.
                              HOUSTON, TEXAS 77042
                                 (713) 346-7500
            (Name, address, including zip code, and telephone number,
                      including area code, of for service)

                                 --------------

                                    Copy to:
                             DAVID R. KING, ESQUIRE
                           MORGAN, LEWIS & BOCKIUS LLP
                               1701 MARKET STREET
                        PHILADELPHIA, PENNSYLVANIA 19103
                                 (215) 963-5000


This Post-Effective Amendment No. 1 to Registration Statement on Form S-4 relates to 875,361 shares of the Registrant's common stock, par value $.01 per share, originally registered on the Registration Statement on Form S-4 (No. 333-36644) to which this is an amendment. The registration fees in respect of such shares of common stock were paid at the time of the original filing of the Registration Statement on Form S-4 relating to such common stock. In addition, the Registration Statement also relates to an indeterminate number of additional shares of common stock pursuant to anti-dilution and adjustment provisions of the above-referenced plan.

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                             INTRODUCTORY STATEMENT

         National-Oilwell, Inc. ("NOI") hereby amends its Registration Statement on Form S-4 (No. 333-36644), by filing this Post-Effective Amendment No. 1 on Form S-8 relating to the sale of up to 875,361 shares of the Common Stock, par value $.01 per share, of NOI (the "NOI Common Stock") issuable upon the exercise of options granted under the IRI International Corporation Equity Incentive Plan (the "Plan").

         On June 28, 2000, pursuant to an Agreement of Merger, dated as of March 15, 2000 (the "Merger Agreement"), among NOI, a Delaware corporation, Arrow Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of NOI ("Arrow"), and IRI International Corporation, a Delaware corporation ("IRI"), Arrow will be merged with and into IRI. As a result of such merger (the "Merger"), IRI will become a wholly-owned subsidiary of NOI and each outstanding share of of Common Stock, par value $.01 per share, of IRI ("IRI Common Stock") will be converted into 0.3385 shares of NOI Common Stock. In addition, each outstanding option issued pursuant to the Plan will no longer be exercisable for shares of IRI Common Stock, but instead, will constitute an option to acquire, on substantially the same terms and conditions as were applicable under such option, shares of NOI Common Stock.

         This Post-Effective Amendment relates only to the shares of NOI Common Stock issuable on the exercise of stock options under the Plan and is the first Post-Effective Amendment to the Form S-4 filed with respect to such shares.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents, filed by National-Oilwell, Inc. with the Securities and Exchange Commission, are incorporated by reference in this Registration Statement and made a part hereof:

         (a) National-Oilwell's Annual Report on Form 10-K for the year ended December 31, 1999;

         (b) National-Oilwell's Quarterly Report on Form 10-Q for the quarter ended March 31, 2000; and

         (c) The description of National-Oilwell's Common Stock contained in the Registration Statement on Form 8-A filed on October 15, 1996, as amended by National-Oilwell's Current Report on Form 8-K filed on November 11, 1997.

         All reports and other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the date hereof and prior to the filing of a post-effective amendment that indicates that all securities offered hereby have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained in any document, all or a portion of which is incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained or incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         None.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145 of the Delaware General Corporation Law (the "DGCL") authorizes, inter alia, a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that such person is or was an officer or director of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. a Delaware corporation may indemnify past or present officers and directors of such corporation or of another corporation or other enterprise at the former corporation's request, in an action by or in the right of the corporation to procure a judgment in its favor under the same conditions, except that no indemnification is permitted without judicial approval if such person is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in defense of any action referred to above, or in defense of any claim, issue or matter therein, the corporation must indemnify him against the expenses (including attorney's fees) which he actually and reasonably incurred in

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connection therewith. Section 145 further provides that any indemnification shall be made by the corporation only as authorized in each specific case upon a determination by the (i) stockholders, (ii) board of directors by a majority vote or a quorum consisting of directors who were not parties to such action, suit or proceeding or (iii) independent counsel if a quorum of disinterested directors so directs. Section 145 provides that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

         Section 145 of the DGCL also empowers National Oilwell to purchase and maintain insurance on behalf of any person who is or was an officer or director of National Oilwell against liability asserted against or incurred by him in any such capacity, whether or not National Oilwell would have the power to indemnify such officer or director against such liability under the provisions of Section
145. National Oilwell maintains a directors' and officers' liability policy for such purposes.

         Article Sixth, Part II, Section 1 of National Oilwell's Amended and Restated Certificate of Incorporation and Article VI of National Oilwell's Bylaws each provide that directors, officers, employees and agents shall be indemnified to the fullest extent permitted by Section 145 of the DGCL.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

         The following is a list of exhibits filed as part of this Registration Statement.

Exhibit
Number                                      Exhibit
-------                                     -------
5                 Opinion of Morgan, Lewis & Bockius LLP (incorporated by
                  reference to Exhibit 5.1 to the Registrant's Registration
                  Statement on Form S-4)

23.1              Consent of Ernst & Young LLP

23.2 Consent of Morgan, Lewis & Bockius LLP (incorporated by reference to Exhibit 5.1 to the Registrant's Registration
                  Statement on Form S-4)

ITEM 9.  UNDERTAKINGS.

         (a)      The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                      (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                      (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

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

                      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Houston, state of Texas on June 26, 2000.

                             NATIONAL-OILWELL, INC.



                             By:      /s/ Joel V. Staff
                                      ------------------------------------------
                                      Joel V. Staff
                                      Chairman of the Board, President and Chief
                                      Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

                     Signature                                        Title                             Date
                     ---------                                        -----                             ----
                                                    Chairman of the Board, President and
/s/ Joel V. Staff                                   Chief Executive Officer                         June 26, 2000
-----------------------------------------------     (Principal Executive Officer)
Joel V. Staff
                                                    Vice President and Chief Financial
/s/ Steven W. Krablin                               Officer (Principal Financial Officer            June 26, 2000
-----------------------------------------------     and Principal Accounting Officer)
Steven W. Krablin

                        *                           Director                                        June 26, 2000
-----------------------------------------------
Howard I. Bull

                        *                           Director                                        June 26, 2000
-----------------------------------------------
James C. Comis III

                        *                           Director                                        June 26, 2000
-----------------------------------------------
W. McComb Dunwoody

                        *                           Director                                        June 26, 2000
-----------------------------------------------
Jon Gjedebo

                        *                           Director                                        June 26, 2000
-----------------------------------------------

Ben A. Guill

                        *                           Director                                        June 26, 2000
-----------------------------------------------
William E. Macaulay

                                      II-4
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
                        *                           Director                                        June 26, 2000
-----------------------------------------------
Frederick W. Pheasey



 * By: /s/ Steven W. Krablin
-------------------------------
         Steven W. Krablin as
         Attorney in Fact

Exhibit
Number                                    Exhibit
-------                                   -------
5                 Opinion of Morgan, Lewis & Bockius LLP (incorporated by
                  reference to Exhibit 5.1 to the Registrant's Registration
                  Statement on Form S-4)

23.1              Consent of Ernst & Young LLP

23.2 Consent of Morgan, Lewis & Bockius LLP (incorporated by reference to Exhibit 5.1 to the Registrant's Registration
                  Statement on Form S-4)